UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 26, 2005

MarkWest Hydrocarbon, Inc.

(Exact name of registrant as specified in its chapter)

Delaware	1-14841	84-1352233
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

155 Inverness Drive West, Suite 200, Englewood, CO		80112-5000
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code:  303-290-8700

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.01  NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING.

On October 26, 2005 MarkWest Hydrocarbon Inc. (the “Company”) received a letter from the American Stock Exchange (“AMEX”) advising that AMEX had accepted the Company’s Revised Plan of Action which establishes a schedule for the Company to complete and file its Quarterly Reports on Form 10-Q for the first, second and third quarters of 2005 by November 30, 2005.  The Company is currently not in compliance with the AMEX requirements as set forth in Sections 134, 1101 and 1003(d) of the Amex Company Guide for failure to file with the Securities and Exchange Commission (the “SEC) its Quarterly Reports on Form 10-Q for the three months ended March 31, 2005, and June 30, 2005 by the prescribed filing deadline and its listing is being continued pursuant to an extension of the previous AMEX filing compliance date.

The Company is devoting substantial resources and working with its outside auditors to complete and file the Quarterly Reports on Form 10-Q as soon as reasonably possible and to restore its compliance with the AMEX requirements. The Company intends to file these reports on a sequential basis as soon as each Form 10-Q has been completed.

Item 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits

The exhibit identified below is filed as part of this report:

Exhibit 99.1                                    Press Release of the Progress on Plan of Action dated November 1, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, MarkWest Hydrocarbon, Inc., as registrant, has duly caused this report to be signed on its behalf by the undersigned, hereunto authorized.

MarkWest Hydrocarbon, Inc.
(Registrant)

Date: November 1, 2005	By:	/s/	JAMES G. IVEY
James G. Ivey, Chief Financial Officer

Exhibit Index

99.1                                                                        Press Release of the Progress on Plan of Action dated November 1, 2005